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                                                                    Exhibit 21.1



                              CALLAWAY GOLF COMPANY
                                  SUBSIDIARIES


All-American Golf LLC

Callaway (Barbados) Foreign Sales Corporation

Callaway Golf (Germany) GmbH

Callaway Golf Canada Ltd.

Callaway Golf Europe Ltd.

Callaway Golf K.K.

Callaway Golf Korea Ltd.

Callaway Golf Sales Company

Callaway Golf South Pacific Pty Ltd

Callaway Golf Shell Company

CGV, Inc.

Golf Funding Corporation